UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2021

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On and effective as of July 12, 2021, the Board of Directors (the “Board”) of Synchronoss Technologies, Inc. (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Martin Bernstein, to serve as a Class II director, with his initial term expiring at the Company’s 2023 annual meeting of stockholders or his prior death, resignation or removal. Mr. Bernstein was appointed to the Board pursuant to the nomination rights granted to B. Riley Financial, Inc. (“B. Riley”) pursuant to the previously disclosed Investor Rights Agreement between the Company, B. Riley and B. Riley Principal Investments, LLC (“BRPI” and collectively with B. Riley, the “BR Entities”) dated as of June 30, 2021.

Mr. Bernstein and the Company have entered into an indemnification agreement requiring the Company to indemnify Mr. Bernstein to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement was in substantially the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (SEC File No. 333-132080), as filed with the SEC on May 9, 2006. In connection with his election to the Board, Mr. Bernstein will receive compensation pursuant to the Company’s compensation program for non-employee directors, including a $50,000 annual retainer for his service on the Board and will be eligible to receive annual equity awards. In addition, Mr. Bernstein will be granted a stock option to purchase 30,000 shares of the Company’s common stock at the closing price of the Company’s common stock on the grant date, at the next scheduled meeting of the Company’s Board of Directors, which stock option shall vest one-third each year on the anniversary of the grant date provided Mr. Bernstein remains a Director of the Company. The non-employee director compensation program is described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2021. As an affiliate of the BR Entities, Mr. Bernstein may be deemed to have an interest in certain transactions between the Company and the BR Entities. A description of these transactions has been previously disclosed, including in the Company’s Current Report on Form 8-K filed on June 30, 2021. Except for Mr. Bernstein’s relationship with the BR Entities, he does not have any family relationships or related party transactions that are required to be disclosed. The Board has determined that Mr. Bernstein is an independent director in accordance with applicable rules of the SEC and Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 16, 2021	Synchronoss Technologies, Inc.

		By:	/s/ David Clark
			Name:	David Clark
			Title:	Chief Financial Officer